Exhibit 99.2

Signature(s) in Box Signature(s) in Box Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named Proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card. : INTERNET/MOBILE – www.proxypush.com/obnk Use the Internet to vote your proxy up until the time of the meeting. Scan code for mobile voting. (PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy up until the time of the meeting. * MAIL – Complete, sign and date your proxy card and return it in the pre-addressed postagepaid envelope provided. The Company must receive your proxy via mail no later than [•], 2022. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. The Board of Directors of ORIGIN BANCORP, INC. Unanimously Recommends a Vote FOR Proposals 1 and 2. 1. Adoption of the Agreement and Plan of Merger, dated as of February 23, 2022 ■ For ■ Against ■ Abstain (as it may be amended from time to time, the “merger agreement”), by and between Origin Bancorp, Inc. (“Origin”) and BT Holdings, Inc. (“BTH”), and the transactions contemplated by the merger agreement, including the merger of BTH with and into Origin (the “merger”) and the issuance of shares of Origin’s common stock as consideration for the merger; and 2. Adjournment of the special meeting, if necessary or appropriate, ■ For ■ Against ■ Abstain to solicit additional proxies in favor of Proposal One. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2. Address Change? Mark box, sign, and indicate changes below: ■ Date _____________________________________ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 For shares of common stock held under the Employee Retirement Plan, you must vote your proxy no later than 11:59 p.m. (Central time) on [•], 2022.

ORIGIN BANCORP, INC. SPECIAL MEETING OF SHAREHOLDERS [•]day, [•], 2022 [•] [•].m. Central Time Squire Creek Country Club 289 Squire Creek Parkway Choudrant, Louisiana 71227 Origin Bancorp, Inc. 500 South Service Road East Ruston, Louisiana 71270 proxy This Proxy is solicited on behalf of the Board of Directors of Origin Bancorp, Inc. (the “Company”). The undersigned shareholder of the Company hereby appoints Drake Mills and James D'Agostino, Jr., and each of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes each such Proxy to represent and to vote, as designated using one of the options below, all the shares of common stock, par value $5.00 per share, of the Company which the undersigned would be entitled to vote if present at the Annual Meeting of shareholders to be held on [•]day, [•], 2022 at [•] [•].m., Central Time (the “Special Meeting”), or any adjournment(s) or postponement(s) thereof, and at his discretion, each Proxy is authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof. See reverse for voting instructions.